UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2006

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Effective July 6, 2006, the Registrant entered into a Consent Agreement with PouchTec Industries, L.L.C., a copy of which has been filed herewith. The Consent Agreement provides that PouchTec Industries, L.L.C. agrees that Vitacube Systems Holdings, Inc. is the rightful owner of the XELR8 mark and will not object to the application filed with the U.S. Patent and Trademark Office for the registration of the XELR8 mark by Vitacube Systems Holdings, Inc. In consideration of the consent VitaCube Systems Holdings, Inc. agrees to pay PouchTec Industries, L.L.C. for the years 2006 to 2010 an amount of 1% of net sales, subject to a minimum payment of $35,000 and a maximum of $80,000 per year. The minimum payment, of $35,000, is due on the effective date of the Consent and on January 15th of the calendar years of 2007, 2008, 2009 and 2010 and the remainder, up to the annual maximum due within 45 days of the end of the calendar year.

Item 9.01       Financial Statements and Exhibits

(d)   Exhibits

99.1	Consent Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: July 10, 2006	VITACUBE SYSTEMS HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Financial Officer